                                                                EXHIBIT 10.7

                           NON-COMPETITION AGREEMENT

                                     Among

                                AMR CORPORATION

                            AMERICAN AIRLINES, INC.

                                TSG CORPORATION

                                      and

                             THE SABRE GROUP, INC.

                              Dated: July 1, 1996



Non-competition Agreement

                           NON-COMPETITION AGREEMENT

                               TABLE OF CONTENTS


Section                                                                                                                Page
- -------                                                                                                                ----
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

1        DEFINED TERMS      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2        TERM           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.1         Termination Due to Acquisition of TSGH or TSG  . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.2         Effect of Termination of IT Services Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . 2

3        GEOGRAPHIC AREA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

4        NON-COMPETITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

5        PERMITTED ACTIVITIES       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         5.1         Permitted Electronic Travel Distribution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         5.2         Prohibited Use of ETDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         5.3         Response to Actions by Air Carrier Competitors   . . . . . . . . . . . . . . . . . . . . . . . . . 4
         5.4         Software Licensing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         5.5         AMR Services Subsidiaries Excluded   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

6        THIRD PARTY SUPPLIERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         6.1         Endorsement of Third Party Products or Services  . . . . . . . . . . . . . . . . . . . . . . . . . 5

7        AIRLINE ALLIANCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

8        OTHER ACQUISITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

9        EXTENDED DISPOSITION PERIOD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

10       DISPOSITION OF SUBSIDIARY EQUITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

11       PARTICIPATION IN INDUSTRY ORGANIZATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

12       REPRESENTATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

13       LIMITS OF LIABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

14       REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7





Non-competition Agreement                                   i

15       NO ASSIGNMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

16       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         16.1        Additional Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         16.2        Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         16.3        Binding Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         16.4        Integration    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         16.5        No Third Party Beneficiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         16.6        Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         16.7        Multiple Originals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         16.8        Invalidity of Provisions/Blue Penciling  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         16.9        Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         16.10       Dispute Resolution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         16.11       Choice of Forum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         16.12       Compliance with Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

Attachments

APPENDIX A           Defined Terms
APPENDIX B           Dispute Resolution Procedures





Non-competition Agreement                                   ii

                           NON-COMPETITION AGREEMENT

         This Non-competition Agreement (together with the attachments hereto, the "Agreement") is made and entered into as of July 1, 1996, by and among AMR Corporation, a Delaware corporation ("AMR"), American Airlines, Inc., a Delaware corporation ("American"), TSG Corporation, a Delaware corporation ("TSGH"), and The SABRE Group, Inc., a Delaware corporation ("TSG").

                                    RECITALS

         WHEREAS, this Agreement is ancillary to, and represents part of the consideration under, the IT Services Agreement and the Marketing Cooperation Agreement, each dated July 1, 1996, between American and TSG; and

         WHEREAS, TSG conducts the TSG Business, and AMR and American formerly conducted the TSG Business, on a world- wide basis; and

         WHEREAS, AMR believes that in order to promote and protect the TSG Business, it is in the best interests of AMR, as the common parent of American and TSGH, to limit the ability of American and other AMR Subsidiaries to Compete with the TSG Business; and

         WHEREAS, the Parties recognize that TSG and its Affiliates are also currently subject to the ENCOMPASS Non- Competition Agreement;

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein and in the IT Services Agreement and the Marketing Cooperation Agreement, the Parties hereto agree as follows:

1        DEFINED TERMS    Capitalized terms used and not otherwise defined
herein shall have the meanings assigned to such terms in Appendix A. This Agreement shall be interpreted in accordance with the rules of interpretation contained in Appendix A.

2        TERM        This Agreement shall be effective as of the Effective Date and shall continue in effect until December 31, 2001, unless this Agreement is terminated sooner as provided elsewhere herein.

         2.1 Termination Due to Acquisition of TSGH or TSG This Agreement may be terminated by American and AMR if American gives notice of termination of the IT Services Agreement under Section 24.5 of that agreement, subject to the requirement that American provide





Non-competition Agreement             1
ninety (90) days Notice to TSG that it also intends to terminate this Agreement and provided that this Agreement shall not terminate unless the IT Services Agreement shall also terminate.

         2.2         Effect of Termination of IT Services Agreement          If
the IT Services Agreement is terminated by American as a result of an Egregious Breach or an SLA Termination Event (as those terms are defined in that agreement) by TSG under that agreement, then this Agreement shall continue in force but shall cease to apply to, and each of the Restricted Persons may thereafter engage in, the activities described in clauses b., c., d. and e., of the definition of TSG Business contained in Appendix A.

3        GEOGRAPHIC AREA  The terms and conditions of this Agreement apply to all of the activities world-wide of each of TSGH, TSG and the Restricted
Persons.

4        NON-COMPETITION  Except as permitted under Section 2.2 or Section 5, after the Effective Date and during the term of the Agreement, unless TSGH or TSG has given its Consent, each of AMR and American shall not, and shall cause the Restricted Persons not to, Compete with the TSG Business in any of the following ways:

         4.1 Through a directly-owned business or business unit that Competes with the TSG Business.

         4.2         Through a Subsidiary that Competes with the TSG Business.

         4.3 Through active participation in the management of any Person that derives more than $50 million or 20% of its total revenues, whichever is less, from business activities that Compete with the TSG Business.

         4.4 Through direct ownership, or indirect ownership through one or more Persons, of more than 5% in the aggregate of the equity ownership of a Person that derives more than $50 million or 20% of its total revenues, whichever is less, from business activities that Compete with the TSG Business.

         4.5 Through direct ownership, or indirect ownership through one or more Persons, of more than 5% in the aggregate of any class of the equity ownership of a Person which class reflects a participation in the revenues or profits of a business unit that derives more than $50 million or 20% of its total revenues, whichever is less, from business activities that Compete with the TSG Business.

         4.6 Through any understanding, commitment, agreement or contractual arrangement with any Person which is likely to have the same economic effect as the equity ownership described in Section 4.4 or Section 4.5.





Non-competition Agreement             2

5        PERMITTED ACTIVITIES     Notwithstanding the restrictions in Section
4, and except as provided herein or as the Parties may otherwise agree in writing, each of the Restricted Persons may engage in the activities permitted by Section 5.1, Section 5.3, Section 5.4 and Section 5.5, and in any Permitted Activity that might otherwise Compete with the TSG Business.

         5.1         Permitted Electronic Travel Distribution      The
Restricted Persons may develop, maintain, manage, market and provide an Electronic Travel Distribution System as set forth in this Section 5.1.

         (a) American Airlines Reservations Systems American may develop, maintain, manage, market and provide an ETDS for and/or to third parties, subject to the requirements that any such ETDS: (i) must be branded using the name "American Airlines" and/or the name of an airline marketing alliance in which American participates and which involves an exchange of passenger or cargo traffic; (ii) if provided directly to Travel Purchasers (i.e., not by an Intermediary), must (A) apply a minimum 90 minute penalty in its availability displays to Air Carrier services that Compete with AA Flights and (B) favor AA Flights in all other displays that include multiple Air Carriers; and (iii) if provided indirectly to Travel Purchasers (i.e., by an Intermediary), must (A) apply a minimum 360 minute penalty in its availability displays to Air Carrier services that Compete with AA Flights, (B) favor AA Flights in all other displays that include multiple Air Carriers and (C) be provided to Travel Purchasers without modification or enhancement of the information or software provided by American to the Intermediary.

         (b)         Travel Agents  Notwithstanding the foregoing paragraph
         (a), the Restricted Persons shall not market or provide any ETDS described in this Section 5.1 to any Travel Agent if that Travel Agent has during the preceding six calendar months generated twenty-five percent (25%) or more of its total bookings through the SABRE system (for this purpose the SABRE System does not include any ETDS provided by American). The Restricted Persons may own, manage, control or participate in the business of a retail travel agency that is not a CRS or CRS owner and may use in such business any ETDS, whether provided by TSG or by any third party.

         5.2         Prohibited Use of ETDS        With regard to any ETDS
described in Section 5.1, the Restricted Persons shall not: (a) permit or facilitate the use of software that would allow the use of any such ETDS in a manner contrary to Section 5.1, nor (b) permit or facilitate any Person's use of any such ETDS or information provided by or through any such ETDS in a manner contrary to Section 5.1. If TSG or any Restricted Person learns that an ETDS described in Section 5.1 is being used in a manner not permitted by
Section 5.1, then the Restricted Persons shall cooperate with TSG at the expense of the Restricted Person providing that ETDS to cause such impermissible use to be terminated, including, if technologically feasible and economically practicable, blocking any further such use.





Non-competition Agreement             3

        5.3 Response to Actions by Air Carrier Competitors Subject to the restrictions in Section 7 and Section 8, if any Air Carrier that Competes with American engages in an activity in connection with such Air Carrier's Transportation Business, and if the restrictions imposed upon American under this Agreement would prevent American from engaging in the same activity and, in American's sole judgment, would be likely to place American at a disadvantage in Competing against such Air Carrier in the Transportation Business, then American may engage in such activity subject to the following requirements: (i) prior to engaging in such activity, American shall give TSG a Notice containing a description of the nature and scope of the activity in which American proposes to engage in order to alleviate such competitive disadvantage; (ii) American shall consult with TSG within ten (10) days after such Notice concerning measures and/or compensation that may be appropriate in order to mitigate, to the extent possible, the adverse impact of such American activity on the economic expectations of TSG under this Agreement while still alleviating such competitive disadvantage to American. If American and TSG are unable to agree upon appropriate measures and/or compensation, then American may engage in such proposed activity and the issue of what, if any, compensation to TSG may be appropriate shall constitute a Dispute that shall be resolved pursuant to the Dispute Resolution Procedures.

        5.4         Software Licensing    Except as provided in the IT
Services Agreement or the Marketing Cooperation Agreement or as they may otherwise agree in writing, any Restricted Person may: (i) license to any third party End User any software that is owned by the Restricted Person in response to a request or offer from that third party End User, except, however, that the Restricted Persons shall not in an organized manner market or promote such software or solicit such offers or requests; and (ii) receive from a third party a royalty paid with respect to licenses by such third party of software developed by it for the Restricted Person, except, however, that the Restricted Person shall not in an organized manner market or promote such software. Any Restricted Person shall, in response to unsolicited requests from third parties, be permitted to demonstrate, or answer questions regarding, software described in this Section 5.4.

        5.5     AMR Services Subsidiaries Excluded     AMR Services
Holding Corporation and its Subsidiaries shall be entitled to Compete with the TSG Business, and nothing in this Agreement shall limit the ability of AMR Services Holding Corporation or its Subsidiaries to Compete with the TSG Business; except that AMR and American shall not, for the purpose of avoiding the restrictions imposed on the Restricted Persons under this Agreement, direct or permit AMR Services Holding Corporation or any of its Subsidiaries to engage in any activity that Competes with the TSG Business if that activity either (i) is engaged in principally to benefit one or more of the Restricted Persons (other than any benefit derived solely as an investor), or (ii) principally relates to the business or activities of one or more of the Restricted Persons.

6        THIRD PARTY SUPPLIERS    Except as the Parties may otherwise agree in
writing, this Agreement does not limit the right or ability of the Restricted Persons to obtain any products or services from third parties that may Compete with the TSG Business. Except as prohibited herein, or as the Parties may otherwise agree in writing, each of the Restricted Persons may market and distribute their products and services through any Person.





Non-competition Agreement             4

         6.1         Endorsement of Third Party Products or Services
Except as the Parties may otherwise agree in writing, each Restricted Person may authorize any third party to use any of that Restricted Person's logos, trademarks and trade names in connection with advertising such Restricted Person's participation in, purchase or use of any product or service offered by such third party, and may endorse such product or service; except, however, that such Restricted Person may not endorse any such product or service: (i) if TSGH or TSG or any of their respective Subsidiaries is the exclusive provider of a Competing product or service to such Restricted Person; or (ii) as being preferred over or having qualities superior to any equivalent product or service that TSGH or TSG or their respective Subsidiaries are then actually providing to that Restricted Person.

7        AIRLINE ALLIANCES        Notwithstanding the restrictions in Section
4.4, Section 4.5,  Section 5 and Section 8, but subject to the restrictions of
Section 4.3, the Restricted Persons shall be entitled to acquire and hold, through direct ownership or indirect ownership through one or more Persons, any amount of the equity ownership of any Air Carrier, and any Subsidiary of such an Air Carrier; except, however, that if AMR or American Controls, through direct ownership or indirect ownership through one or more Persons, such Air Carrier, and if such Air Carrier or a Subsidiary of such Air Carrier Competes with the TSG Business, then, except as otherwise permitted by Section 9, the Restricted Persons shall within 24 months after such acquisition reduce to 5% or less their collective ownership interest in the Subsidiary that Competes with the TSG Business or sell the assets which are used to Compete with the TSG Business. If possible, the Restricted Persons shall provide TSG the opportunity to bid for such ownership interest or assets.

8        OTHER ACQUISITIONS       Notwithstanding the restrictions in Section
4.4, Section 4.5, and Section 5, but subject to the restrictions of Section 4.3, the Restricted Persons shall be entitled to acquire and hold, through direct ownership or indirect ownership through one or more Persons, any amount of the equity ownership or assets of any Person that Competes with the TSG Business if the equity or assets were acquired as a part of a transaction involving the acquisition of a Person or the assets of a business the primary business activity of which does not Compete with the TSG Business; except, however, that if AMR or American Controls, through direct ownership or indirect ownership through one or more Persons, such a Person that Competes with the TSG Business, then, except as otherwise permitted by Section 9, the Restricted Persons shall within 24 months after such acquisition reduce to 5% or less their collective ownership interest in the Person that Competes with the TSG Business or sell the assets of such Person which are used to Compete with the TSG Business. If possible, the Restricted Persons shall provide TSG the opportunity to bid for such ownership interest or assets.

9        EXTENDED DISPOSITION PERIOD       Notwithstanding the requirements of
Section 7 or Section 8 above, if AMR, American and their respective Subsidiaries diligently attempt during the 24 month period specified in Section 7 or Section 8 above to reduce to 5% or less their collective ownership interest in the Subsidiary that Competes with the TSG Business or sell the assets which are used to Compete with the TSG Business, and if AMR, American and their respective Subsidiaries are unable to do so during such 24 month period as a result of any applicable legal requirement or





Non-competition Agreement             5
fiduciary obligation, then such 24 month period shall be extended to the minimum extent necessary to permit satisfaction or waiver of any such applicable legal requirement or fiduciary obligation.

10       DISPOSITION OF SUBSIDIARY EQUITY      Notwithstanding the restrictions
in Section 4.4 and Section 4.5 and Section 5, but subject to the restrictions in
Section 4.3, the Restricted Persons shall be entitled to retain and continue to own, through direct ownership or indirect ownership through one or more Persons, more than 5% in the aggregate of the equity ownership of a Person that was previously Controlled by AMR or American.

11       PARTICIPATION IN INDUSTRY ORGANIZATIONS      Notwithstanding the
restrictions in Section 4, each of the Restricted Persons shall be permitted to participate in the management of, and to own, through direct ownership or indirect ownership through one or more Persons, an interest in any air transportation industry cooperative organization or similar Person in which that ownership interest is determined by the volume of products or services provided by such Person to the holder of the ownership interest. The following Persons and their Subsidiaries, without limitation, are described in the preceding sentence: (i) Airline Reporting Corporation ("ARC"); (ii) Societe Internationale de Telecommunications Aeronautiques ("SITA"); and (iii) Aeronautical Radio Inc ("ARINC"). In the event that any Restricted Person hereafter acquires an interest in an Air Carrier that owns, through direct ownership or indirect ownership through one or more Persons, an interest in a Person described the first sentence of this Section 11, then the ownership interest permitted by that sentence shall be increased by the ownership interest attributable to the acquired Air Carrier.

12       REPRESENTATIONS      Each of AMR and American, on behalf of itself and
its respective Subsidiaries represents, agrees and acknowledges that:

         12.1 the enforcement of the non-competition provisions of this Agreement would not be unduly burdensome to it;

         12.2 the non-competition covenants of this Agreement were negotiated as part of, in consideration of, and were considered as an essential part of, this Agreement, the Information Technology Services Agreement, and the Marketing Cooperation Agreement, and that TSGH and TSG each relied on those covenants in entering into those agreements; and

         12.3 the restrictions regarding the scope of activities, duration, and geographic area that are part of this Agreement are reasonable and do not impose a greater restraint on it than is necessary to protect the goodwill and other business interests of TSGH and TSG.

13       LIMITS OF LIABILITY      EXCEPT AS PROVIDED BELOW, NO PARTY SHALL BE
LIABLE UNDER ANY CIRCUMSTANCES FOR ANY EXEMPLARY, PUNITIVE, SPECIAL, TREBLE, STATUTORY, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, REVENUE OR SAVINGS, EVEN IF SUCH PARTY





Non-competition Agreement             6

HAS BEEN ADVISED, KNEW, OR SHOULD HAVE KNOWN OF THE POSSIBILITY THEREOF.

IN THE EVENT THAT ANY OF THE RESTRICTED PERSONS MATERIALLY BREACHES SECTION 4 OR SECTION 5 OF THIS AGREEMENT BY WILFULLY OR INTENTIONALLY FAILING OR REFUSING TO PERFORM ITS OBLIGATIONS HEREUNDER, THEN TSGH AND TSG SHALL BE ENTITLED TO RECOVER ACTUAL AND CONSEQUENTIAL DAMAGES IN AN AGGREGATE AMOUNT NOT TO EXCEED $100,000,000.

14       REMEDIES     If monetary damages permitted by Section 13 would not be
an adequate remedy for a breach or violation, or impending breach or violation, of Section 4 or Section 5, then TSG and TSGH shall be entitled, as a matter or right, to specific enforcement of this Agreement, issued by any court of competent jurisdiction or by an arbitration panel under the Dispute Resolution Procedures, restraining any breach or violation, or further or continued breach or violation, of Section 4 (such right to be cumulative of, and not in lieu of, any other rights or remedies to which TSG and TSGH may also then be entitled). Specific enforcement shall be sought first through arbitration in accordance with the Dispute Resolution Procedures.

15       NO ASSIGNMENT      Except as specifically set forth in this Agreement,
no Party may assign, license, or otherwise transfer or convey this Agreement or any of the rights or obligations created in this Agreement to any third Person without the express prior written consent of the other Parties, which may be withheld in each such other Party's sole discretion. Notwithstanding the preceding sentence, TSGH and TSG may assign this Agreement, as a whole but not in part, to any Affiliate or to any Person into which such Party is amalgamated, merged or consolidated, whether by contract, operation of law or otherwise. This provision shall not be construed to prohibit any Restricted Person from merging into, consolidating with, or transferring substantially all of its assets to, any Person, so long as such Person agrees to be bound by the terms hereof.

16       MISCELLANEOUS

         16.1        Additional Representations and Warranties      Each Party
represents and warrants to the other that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and place of principal business; (ii) the performance of its obligations hereunder has been duly authorized by all necessary corporate action; (iii) this Agreement is a legal, valid and binding obligation enforceable against it in accordance with its terms subject to limitations under bankruptcy, insolvency, reorganization, liquidation and other laws and equitable principles relating to or affecting the enforcement of creditors' rights generally; (iv) neither the execution and delivery of this Agreement nor the performance of any of its obligations hereunder, nor the consummation of any of the transactions contemplated hereby, will violate any agreement to which it is a party or any provision of its Certificate of Incorporation, By-Laws or other document of corporate governance, nor any applicable law, regulation, rule, judgment, order or decree; and (v) it has duly obtained or made all consents, approvals or authorizations of, or registrations, declarations





Non-competition Agreement             7
or filings with, any governmental authority are required as a condition to the valid execution, delivery and performance of this Agreement on its part.

         16.2        Notices      Any notice or communication required or
permitted to be given or made to a Party under this Agreement must be typed in English and personally delivered to the office of the person identified below or delivered by registered mail with confirmed receipt (postage prepaid) or by overnight courier or by telecopy (fax) with confirmation copy dispatched simultaneously by registered mail with confirmed receipt (postage prepaid) to the following addresses:

If to TSGH or TSG:                    TSG Corporation or The SABRE Group, Inc.
                                      MD 4300
                                      4255 Amon Carter Boulevard
                                      Fort Worth, TX 76155
                                      URGENT ATTENTION:     President & Chief Executive Officer

                                      Telecopy: (817) 967-4044



If to AMR or American:                AMR Corporation or American Airlines, Inc.
                                      MD 5623
                                      4333 Amon Carter Boulevard
                                      Fort Worth, TX 76155
                                      URGENT ATTENTION:  Chief Executive Officer


                                      Telecopy: (817) 967-2752

Notices delivered in the foregoing manner will be deemed effective on (i) the day received if delivered personally or sent by courier; (ii) the business day following the day received if sent by telecopy, or (iii) the third Business Day following the date of dispatch by registered mail.

         16.3        Binding Effect      This Agreement shall be binding upon
and inure to the benefit of the Parties and their permitted successors and assigns.

         16.4        Integration      This Agreement and the attachments hereto
constitute the entire agreement of the Parties pertaining to subject matter hereof and supersede all prior agreements and understandings pertaining to that subject, and this Agreement may not be amended, supplemented, or rescinded, except in writing and signed by the authorized representatives of each of the Parties.

         16.5        No Third Party Beneficiaries      Except as specifically
provided herein, no provision of this Agreement shall be for the benefit of or be enforceable by or create any right in third persons, including employees, retirees or creditors of any Party.





Non-competition Agreement             8

         16.6    Waiver   A waiver of any covenant, duty, agreement, or
condition of this Agreement shall not be asserted against a Party unless it is in writing signed by such Party. No waiver of a breach or inadequate performance of any provision of this Agreement by a Party shall constitute a waiver of any subsequent breach or inadequate performance of the same or any other provision hereof. Failure by any Party to exercise any right or remedy upon the breach of, any covenant, duty, agreement, or condition of this Agreement shall not constitute a waiver of that breach or inadequate performance or of any other breach or inadequate performance.

         16.7    Multiple Originals   This Agreement may be executed in
counterparts or multiple originals, all of which together shall constitute one agreement binding on each Party.

         16.8    Invalidity of Provisions/Blue Penciling   If any provision of
this Agreement is or becomes wholly or partly invalid, illegal, or unenforceable the validity, legality, and enforceability of the remaining provisions shall continue in force unaffected, and the Parties shall meet as soon as possible and negotiate in good faith upon a replacement provision that is legally valid and that as nearly as possible achieves the objectives of the Agreement and produces an equivalent economic effect. A replacement provision shall apply as of the date that the replaced provision had become invalid, illegal, or unenforceable. If the Parties cannot reach agreement after good faith negotiations, a Party may invoke the Dispute Resolution Procedures hereunder, the arbitrators shall have the authority to determine a replacement provision that is legally valid and that as nearly as possible achieves the objectives of the Agreement and produces an equivalent economic effect, provided however, that such determination may not materially increase the payment or performance obligations of any Party. If any court or arbitration panel should determine that any limitation regarding the scope of any activity restricted herein, or the duration and geographic area of the restrictions herein, is unenforceable, then this Agreement shall not be invalidated, but shall be amended to the extent required to render it valid and enforceable.

         16.9    Governing Law   This Agreement shall be construed and
interpreted, and its validity and enforceability shall be determined, under the laws of the State of Texas without regard to any conflicts of law rules.

         16.10   Dispute Resolution   Any Dispute shall be resolved in
accordance with the Dispute Resolution Procedures set forth in Appendix B.

         16.11   Choice of Forum   For any actions to enforce arbitral awards
issued in accordance with the Dispute Resolution Procedures in Appendix B or to enforce the Parties' compliance with the Dispute Resolution Procedures in Appendix B, each Party consents to the exclusive jurisdiction of the competent courts in Fort Worth, Texas, in connection with any action or proceeding arising under this Agreement. Each Party irrevocably waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such a court or that such court is an inconvenient forum. Each Party hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with Section 16.2.





Non-competition Agreement             9

         16.12   Compliance with Laws   The Parties hereto shall comply with all
applicable laws and no Party shall perform any act, or fail to perform any act, or be obligated to perform any act that could either (i) result in any violation of any applicable law or any governmental or quasi-governmental directive, policy or guideline or (ii) result in any material fine, penalty or sanction.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]





Non-competition Agreement            10

         IN WITNESS WHEREOF, the undersigned duly authorized representatives of the Parties have executed this Non- competition Agreement as of the day and year first written above.


TSG CORPORATION                                AMR CORPORATION



         /s/ Michael J.  Durham                        /s/  Robert L.  Crandall
By:     Michael J.  Durham                     By:     Robert L.  Crandall
Title:  President and CEO                      Title:  President and CEO



THE SABRE GROUP, INC.                          AMERICAN AIRLINES, INC.




         /s/ Michael J.  Durham                       /s/ Donald J.  Carty
By:      Michael J.  Durham                    By:     Donald J.  Carty
Title:   President and CEO                     Title:  President






Non-competition Agreement            11

                           NON-COMPETITION AGREEMENT

                                   APPENDIX A
                                 DEFINED TERMS

1. Definitions. As used in the Agreement, the following terms shall have the following meanings:

"AA FLIGHT" refers to a flight segment operated either (i) under the American Airlines IATA airline code designation or (ii) under an airline marketing alliance in which American participates and which involves an exchange of passenger or cargo traffic, whether operated by American or by any other Air Carrier in such alliance.

"AFFILIATE" means, with respect to any entity at any time, any Person that Controls such entity, is Controlled by such entity or is under common Control with such entity

"AGREEMENT" means the Non-competition Agreement dated July 1, 1996, entered into by and among the Parties, to which this Appendix A is attached and made a part, and all schedules, appendices and attachments thereto.

"AIR CARRIER" means a Person whose principal business activity is operating a passenger or cargo airline.

"AMERICAN" means American Airlines, Inc., a Delaware corporation.

"AMR" means AMR Corporation, a Delaware corporation.

"COMPETE" means to carry out, conduct or engage in, or to attempt to carry out, conduct or engage in, any activity that is actually competitive with or may potentially be competitive with the designated activity.

"CONSENT" means the written consent of a Party, which may be withheld or conditioned in its sole discretion unless otherwise specified in the Agreement.

"CONTROL" means the ability to direct the management or operations of a Person by reason of ownership of greater than 50% of the voting equity interests of such Person. "Controlled", "Controls" and "Controlling" have corresponding meanings.

"CRS" means an ETDS that is marketed principally to Travel Agents and that collects, stores, and processes, and displays and distributes, on a neutral and unbiased basis, information concerning air





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
and ground transportation, lodging and other travel related products and services offered by system participants.

"DISPUTE" means any dispute, disagreement, claim, or controversy arising in connection with or relating to the Agreement, or the validity, interpretation, performance, breach, or termination of the Agreement, including any claim of breach of representation or warranty or of non-performance.

"DISPUTE RESOLUTION PROCEDURES" means the alternative dispute resolution procedures attached as Appendix B to the Agreement.

"DOLLARS" or "$" means the lawful currency of the United States of America.

"EFFECTIVE DATE" means July 1, 1996.

"ELECTRONIC TRAVEL DISTRIBUTION SYSTEM" or "ETDS" means a system providing any of the following products or services using computers and digital electronic transmission of data, via data network, telephone, wireless or cable transmission or otherwise:
                 a. Publication and distribution of consumer travel-related information from computerized databases;
                 b.   Processing of passenger travel-related
                      reservations and related transactions;
                 c.   Marketing and sales of passenger
                      travel-related products and services and related electronic transactions; or
                 d. Publication and distribution of passenger travel-related documents (e.g., tickets).

"ENCOMPASS NON-COMPETITION AGREEMENT" means that certain Master Licensing, Non-competition and Confidentiality Agreement dated December 5, 1989 among AMR Information Services, Inc., (currently known as The SABRE Group, Inc.), AMRS, Inc. (currently known as ENCOMPASS Holding, Inc., a Delaware corporation and wholly-owned subsidiary of TSG), CSX LIS, Inc. (a Delaware corporation and a subsidiary of CSX Corporation), CSXS, Inc. (currently known as ENCOMPASS/IS, Inc., a Delaware corporation and wholly-owned subsidiary of CSX LIS, Inc.), and GLV (currently known as ENCOMPASS, a Delaware general partnership between ENCOMPASS Holding, Inc. and ENCOMPASS/IS, Inc.).

"END USER" means a Person licensed or otherwise authorized to use a system, software or information solely as a consumer or solely in its internal business operations, excluding use for remarketing, redistribution or provision of services to third parties.

"INTERMEDIARY" means a Person licensed or otherwise authorized to use a system, software or information other than solely as a consumer or solely in its internal business operations; excluding any Person that merely transmits or distributes such system, software or information without any modification or enhancement.





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
"IT SERVICES AGREEMENT" means the Information Technology Services Agreement dated as of July 1, 1996 between American and TSG.

"MARKETING COOPERATION AGREEMENT" means the Marketing Cooperation Agreement dated as of July 1, 1996 between American and TSG.

"NOTICE" means a communication meeting the requirements of Section 16.2 of the Agreement.

"PARTY" means each of the signatories to the Agreement. "Parties" means the signatories to the Agreement, collectively.

"PERMITTED ACTIVITY" means any or all of the following activities:
                 a.   Development, maintenance, marketing and
                      licensing of software that causes any
                      airline designator code on-line and code share and connecting air transportation services to be displayed by a CRS in a preferential or highlighted manner;
                 b.   Publication, marketing and distribution
                      of travel-related information in any
                      print media;
                 c.   Consulting services; provided, however
                      that such services shall not primarily
                      relate to computer technology or
                      automation; or
                 d.   Business activities conducted by the
                      following companies (or their
                      successors), which activities are the
                      type of activities conducted by it prior to July 1, 1996, or as to which it had a binding contract or a letter of intent prior to July 1, 1996:
                      i.         AMR Investment Services, Inc.;
                      ii.        Airline Management Services Holding, Inc.; or
                      iii.       any Subsidiary of any of the foregoing.

"PERSON" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

"RESTRICTED PERSONS" means AMR, American and their respective Subsidiaries, excluding AMR Services Holding Corporation and its Subsidiaries. "Restricted Person" means any of AMR or American, or any Subsidiary of AMR or American, excluding AMR Services Holding Corporation and its Subsidiaries.

"SUBSIDIARY" any Person that is Controlled, directly or indirectly through one or more intermediate Persons, by the specified Person; except, however, that as to AMR the term "Subsidiary" shall exclude TSGH, TSG and their Subsidiaries.

"TRANSPORTATION BUSINESS" means transportation services provided directly by the designated Person or by any third party in which such Person owns, through direct ownership or indirect ownership





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
through one or more Persons, a greater than five percent (5%) voting equity interest, including without limitation air and ground transportation services.

"TRAVEL AGENT" means a Person acting as a travel agency accredited by the Airline Reporting Corporation or the International Air Transport Association to issue travel documents on behalf of third parties.

"TRAVEL PURCHASER" means a Person booking travel-related services that are intended to be used or consumed by that Person or by family members, officers, directors and employees of such Person.

"TSG" means The SABRE Group, Inc., a Delaware corporation.

"TSG BUSINESS" means activities engaged in that result in earning fees, royalties, revenues or other compensation or consideration directly or indirectly in exchange for providing to third parties any of the following products or services:
        a. Electronic Travel Distribution Systems, including without limitation a CRS;
        b. Development, maintenance, marketing and licensing of software for travel agency, travel, transportation and logistics management;
        c.    Computer system integration;
        d. Development, maintenance and operation of a data processing center providing data processing services to third parties; and
        e. Travel industry, transportation and logistics consulting services relating primarily to computer technology and automation.

"TSGH" means TSG Corporation, a Delaware corporation, which AMR intends presently to rename as The SABRE Group Holdings, Inc.

         Rules of Interpretation. The following rules of interpretation apply to the Agreement:

         a. the word "or" is not exclusive and the words "include" and "including are not limiting;

         b. the words "hereby", "herein", "hereof", "hereunder" or other words of similar meaning refer to the entire Agreement;

         c. a reference to any agreement or other contract includes permitted supplements, amendments and restatements;

         d. a reference to a law includes any amendment or modification to such law and any rules or regulations promulgated thereunder or any law enacted in substitution or replacement therefor;





Non-competition Agreement - Appendix A - Defined Terms
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

         e. a reference to a Person includes its permitted successors and assigns;

         f. a reference to an Article, Section, Annex, Exhibit or Schedule which does not specify a particular agreement is to the relevant Article, Section, Annex, Exhibit or Schedule of the Agreement;

         g. a reference to an Article includes ll Sections and subsections contained in such Article, and a reference to a Section or subsection includes all subsections of such Section or subsection;

         h. all article and section titles or captions in this Agreement are for convenience only and shall not be deemed part of this Agreement and in no way define, limit, extend, or describe the scope or intent of any of its provisions;

         i. all terms not otherwise defined herein shall have the meaning commonly ascribed thereto in the airline industry.





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

                           NON-COMPETITION AGREEMENT

                                   APPENDIX B
                         DISPUTE RESOLUTION PROCEDURES

A. Defined Terms. Various capitalized terms not otherwise defined in this Dispute Resolution Procedures Appendix are defined in Appendix A to the Non-competition Agreement dated as of July 1, 1996 among AMR Corporation, American Airlines, Inc., TSG Corporation, and The SABRE Group, Inc. In addition, the following terms used in this Dispute Resolution Procedures Appendix have the following meanings:

                 "ARBITRATION RULES" means the Rules for Commercial Arbitration of the American Arbitration Association in effect at the time of an arbitration in accordance with these Dispute Resolution Procedures.

                 "COMPLEX DISPUTE LIST" means the Complex Dispute List, or if that list is not maintained, another list of individuals having similar qualifications, maintained by the American Arbitration Association.

                 "INITIAL EXECUTIVE REVIEW COMMITTEE" means a committee consisting of the Representative of each Party and the Vice Presidents of each Party responsible for overseeing their business planning departments.

                 "REPRESENTATIVE" means, as to AMR or American, its Managing Director - Corporate Development and as to The SABRE Group, its Managing Director - Planning.

                 "SECOND EXECUTIVE REVIEW COMMITTEE" means a committee consisting of the Initial Executive Review Committee and the Senior Vice Presidents (or equivalent officers) of each Party responsible for overseeing their business planning departments.

                 "QUALIFICATIONS" means (i) inclusion in the Complex Dispute List or (ii) having extensive knowledge or experience about the airline industry.

         The interpretative matters set forth in Appendix A also apply to this Dispute Resolution Appendix.

B.       Dispute Resolution Procedure.

         1. General Procedure. Except as otherwise stated in the Agreement, the Parties shall resolve all Disputes in accordance with this procedure:





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
                 (a) Each Party shall instruct its Representative to promptly negotiate in good faith with the other Party's Representative to resolve the Dispute.

                 (b) If the Representatives do not resolve the Dispute within ten Business Days (or such longer period as the Representatives may agree) after the date of referral of the Dispute to them, the Dispute shall be referred (by either or both of the Representatives) to the Initial Executive Review Committee for resolution.

                 (c) If the Initial Executive Review Committee does not resolve the Dispute within ten Business Days (or such longer period as that Committee may agree) from the date of referral to it, the Dispute shall be referred (by that Committee or any of its members) to the Second Executive Review Committee for resolution.

                 (d) If the Second Executive Review Committee has not resolve the Dispute within ten Business Days (or such longer period as that Committee may agree) after the date of referral to it, the Dispute shall be submitted for resolution by the Parties' Presidents, either of whom may submit the Dispute to non-binding mediation in accordance with Section B.2 of this Dispute Resolution Appendix.

                 (e) If the Dispute is not resolved by the Parties' Presidents, and is not submitted to or resolved by mediation, then the Dispute may be submitted by either Party to binding arbitration in accordance with Section B.3 of this Dispute Resolution Appendix.

         A referral under any of Sections B.1(a), B.1(b), and B.1(c) of this Dispute Resolution Appendix shall be made by written Notice to the Persons designated in the applicable Section or Sections. The date of referral is the last date that notice is given to all of the Persons to whom the Dispute must have been referred.

         2. Mediation. The mediation of an unresolved Dispute shall be conducted in this manner:

                 (a) Either Party may submit the Dispute to mediation by giving notice of mediation to the other Party. The Parties shall attempt to agree upon and appoint a sole mediator who has the Qualifications promptly after that notice is given.

                 (b) If the Parties are unable to agree upon a mediator within ten days after the date the Dispute is submitted to mediation, either Party may request the Dallas office of the American Arbitration Association to appoint a mediator who has





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

                          the Qualifications. The mediator so appointed shall be deemed to have the Qualifications and to be accepted by the Parties.

                 (c) The mediation shall be conducted in the Dallas-Fort Worth metropolitan area at a place and a time agreed by the Parties with the mediator, or if the Parties cannot agree, as designated by the mediator. The mediation shall be held within 20 days after the mediator is appointed.

                 (d) If either Party has substantial need for information from the other Party in order to prepare for the mediation, the Parties shall attempt to agree on procedures for the formal exchange of information; if the Parties cannot agree, the mediator's determination shall be effective.

                 (e) Each Party shall be represented in the mediation by at least its Representative or another natural Person with authority to settle the Dispute on behalf of that Party and may be represented by counsel for that Party. The Parties' representatives in the mediation shall continue with the mediation as long as the mediator requests.

                 (f) The mediation shall be subject to Chapter 154 of Title 7 of the Texas Civil Practice and Remedies Code.

                 (g) Unless otherwise agreed by the Parties, each Party shall pay one-half of the mediator's fees and expenses and shall bear all of its own expenses in connection with the mediation. Neither Party may employ or use the mediator as a witness, consultant, expert, or counsel regarding the Dispute or any related matters.

         3. Arbitration. The arbitration of an unresolved Dispute shall be conducted in this manner:

                 (a) Either Party may begin arbitration by filing a demand for arbitration in accordance with the Arbitration Rules. The Parties shall attempt to agree upon and appoint a panel of three arbitrators who have the Qualifications promptly after that demand is filed.

                 (b) If the Parties are unable to agree upon any or all of the arbitrators within ten days after the demand for arbitration was filed (and do not agree to an extension of that ten-day period), either Party may request the Dallas office of the American Arbitration Association to appoint the arbitrator or arbitrators, who have the Qualifications, necessary to complete the panel in accordance with the Arbitration Rules. Each arbitrator so appointed shall be





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                          deemed to have the Qualifications and to be accepted
                          by the Parties as part of the panel.

                 (c) The arbitration shall be conducted in the Dallas-Fort Worth metropolitan area at a place and a time agreed by the Parties with the panel, or if the Parties cannot agree, as designated by the panel. The panel may, however, call and conduct hearings and meetings at such other places as the Parties may agree or as the panel may, on the motion of one Party, determine to be necessary to obtain significant testimony or evidence.

                 (d) The Parties shall attempt to agree upon the scope and nature of any discovery for the arbitration. If the Parties do not agree, the panel may authorize any and all forms of discovery, including depositions, interrogatories, and document production, upon a showing of particularized need that the requested discovery is likely to lead to material evidence needed to resolve the Dispute and is not excessive in scope, timing, or cost.

                 (e) The arbitration shall be subject to the Federal Arbitration Act and conducted in accordance with the Arbitration Rules to the extent they do not conflict with this Section B.3 of this Dispute Resolution Appendix. The Parties and the panel may, however, agree to vary the provisions of this Section B.3 of this Dispute Resolution Appendix or the matters otherwise governed by the Arbitration Rules.

                 (f)      The panel has no power to:

                          (i) rule upon or grant any extension, renewal, or continuance of the Agreement; or

                          (ii) award remedies or relief either expressly prohibited by the Agreement or under circumstances not permitted by the Agreement.

                 (g) Unless the Parties otherwise agree, all Disputes regarding or related to the same topic or event that are subject to arbitration at one time shall be consolidated in a single arbitration proceeding.

                 (h) A Party or other Person involved in an arbitration under this Section B.3 may join in that arbitration any Person other than a Party if

                          (i) the Person to be joined agrees to resolve the particular dispute or controversy in accordance with this Section B.3 and the other





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

                                      provisions of this Dispute Resolution
                                      Appendix applicable to arbitration; and

                          (ii) the panel determines, upon application of the Person seeking joinder, that the joinder of that other Person will promote the efficiency, expedition, and consistency of the result of the arbitration and will not unfairly prejudice any other party to the arbitration.

                 (i) The arbitration hearing shall be held within 30 days after the appointment of the panel. Upon request of either Party, the panel shall arrange for a transcribed record of the arbitration hearing, to be made available to both Parties.

                 (j) The panel's final decision or award shall be made within 30 days after the hearing. That final decision or award shall be made by unanimous or majority vote or consent of the arbitrators constituting the panel, and shall be deemed issued at the place of arbitration. The panel shall issue a reasoned written final decision or award based on the Agreement and Texas law; the panel may not act according to equity and conscience or as an amicable compounder or apply the law merchant.

                 (k)      The panel's final decision or award may include:

                          (i) recovery of Damages to the extent permitted by the Agreement; or

                          (ii) injunctive relief in response to any actual or threatened breach of the Agreement or any other actual or threatened action or omission of a Party under or in connection with the Agreement.

                 (l) The panel's final decision or award shall be final and binding upon the Parties, and judgment upon that decision or award may be entered in any court having jurisdiction over either or both of the Parties or their respective assets. The Parties specifically waive any right they may have to apply or appeal to any court for relief from the preceding sentence or from any decision of the panel made, or any question of law arising, before the final decision or award. If any decision by the panel is vacated for any reason, the Parties shall submit that Dispute to a new arbitration in accordance with this Section B.3.

                 (m) Each Party shall pay one-half of the arbitrators' fees and expenses, and shall bear all of its own expenses in connection with the arbitration. The panel has





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

                          the authority, however, to award recovery of all costs and fees (including attorneys' fees, administrative fees and the panel's fees and expenses) to the prevailing Party in the arbitration.

         4. Recourse to Courts. Nothing in the Dispute Resolution Procedure limits the right of either Party to apply to a court or other tribunal having jurisdiction to:

                 (a) enforce the Dispute Resolution Procedure, including the agreement to arbitrate in this Dispute Resolution Appendix;

                 (b) seek provisional or temporary injunctive relief, in response to an actual or impending breach of the confidentiality provisions of the Agreement or otherwise so as to avoid irreparable damage or maintain the status quo, until a final arbitration decision or award is rendered or the Dispute is otherwise resolved; or

                 (c) challenge or vacate any final arbitration decision or award that does not comport with Section B.3 of this Dispute Resolution Appendix.

         5. Submission to Jurisdiction. Each Party irrevocably submits to the jurisdiction of the federal courts of the United States and the state courts of Texas located in Tarrant County, Texas. Each Party waives any defense or challenge to that jurisdiction based on lack of personal jurisdiction, improper venue, or inconvenience of forum.

         6. Confidentiality. The proceedings of all negotiations, mediations, and arbitrations as part of the Dispute Resolution Procedure shall be privately conducted. The Parties shall keep confidential all conduct, negotiations, documents, decisions, and awards in connection with those proceedings under the Dispute Resolution Procedure.







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